Exhibit 13
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, James Murdoch, Chief Executive Officer of British Sky Broadcasting Group plc (the “Company”), certify that to the best of my knowledge:
(i)	the annual report of the Company on Form 20-F for the year ended 30 June 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Name: James Murdoch
Title: Chief Executive Officer
Date: 7 October 2005
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Jeremy Darroch, Chief Financial Officer of British Sky Broadcasting Group plc (the “Company”), certify that to the best of my knowledge:
(i)	the annual report of the Company on Form 20-F for the year ended 30 June 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Name: Jeremy Darroch
Title: Chief Financial Officer
Date: 7 October 2005